Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 18, 2012

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Record Quarterly and Six-Month Earnings

Michigan City, Indiana (NASDAQ GM: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three and six month periods ended June 30, 2012.

SUMMARY:
•
Second quarter 2012 net income was $4.9 million or $.93 diluted earnings per share, a 66% increase in diluted earnings per share compared to the same period in 2011.  In addition, this represents the highest quarterly net income and diluted earnings per share in the Company’s 139-year history.

•
Horizon’s net income for the first half of 2012 was $9.5 million or $1.81 diluted earnings per share, a 72% increase in diluted earnings per share compared to the same period in 2011 and the highest first half net income in the Company’s history.

•	Total loans increased $8.6 million during the quarter and $157.9 million over the previous twelve months to $997.1 million at June 30, 2012.
•	Net interest income, after provisions for loan losses, for the first six months of 2012 was $25.4 million compared with $19.7 million for the same period in the prior year.
•	The provision for loan losses decreased to $768,000 for the first six months of 2012 compared to $2.9 million for the same period in 2011.
•	Net charge-offs for the first six months of 2012 were $1.3 million compared to $3.4 million for the same period in 2011.
•	Total substandard loans have decreased by $21.9 million in the first six months of 2012.
•	Return on average assets was 1.31% for the second quarter of 2012 and 1.27% for the first six months of 2012.
•	Return on average common equity was 16.43% for the second quarter of 2012 and 16.13% for the first six months of 2012.
•	The merger with Heartland Bancshares, Inc (“Heartland”) based in Franklin, Indiana closed on July 17, 2012.
•	Horizon’s tangible book value per share rose to $22.22 compared to $21.35 and $19.17 at March 31, 2012 and June 30, 2011, respectively.
•	Horizon Bank’s capital ratios, including Tier 1 Capital to total risk weighted assets of 12.03% as of June 30, 2012, continue to be well above the regulatory standards for well-capitalized banks.
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Pg. 2 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Earnings

Craig M. Dwight, President and CEO, stated: “Our business model continued to deliver a balanced revenue stream, with solid year-over-year growth in key areas. Ongoing reductions in the provision for loan losses, increased revenue from our mortgage operations, and our continued focus on expense management, contributed to the Bank’s record earnings for these periods.”

“Loan and deposit growth, particularly at Horizon’s newer branch locations, demonstrated exceptional productivity and success in earning market share in highly competitive market conditions. At quarter’s end, Horizon exceeded $1 billion in loans, including loans held for sale, for the first time in its history.”

“Despite continuing pressure on margins, we increased our net interest margin over the prior year, an accomplishment supported in part by our mortgage warehousing business. We were also pleased to have closed the acquisition of Heartland Bancshares on schedule, in what was a very smooth and cooperative process. We look forward to maximizing the value of the new markets and customers in the Indianapolis area. We have complemented our expanded presence by opening a loan and deposit production office in Indianapolis in July.”

Performance Highlights

Net income for the second quarter of 2012 was $4.9 million or $.93 diluted earnings per share, up 59% compared to $3.1 million or $.56 diluted earnings per share in the second quarter of 2011.  This represents the highest level of net income for a single quarter in the Company’s 139-year history.

Net income for the first six months of 2012 rose 63% to $9.5 million or $1.81 diluted earnings per share, compared with $5.9 million or $1.05 diluted earnings per share in the first half of 2011.  This is the highest first six months of net income in the Company’s history.

The net interest margin was 3.79% in the second quarter of 2012 up from 3.67% for the three-month period ending June 30, 2011 but down 8 basis points (or 0.08%) from the three months ending March 31, 2012.  This decrease from the first quarter of 2012 primarily reflected a decrease in the yield on interest-earning assets greater than the decrease in the rates paid on interest-bearing liabilities.  The net interest margin was 3.84% for the six months ending June 30, 2012 up from 3.62% for the same period in 2011.

During the second quarter of 2012 residential mortgage loan activity generated $3.4 million in income from the gain on sale of mortgage loans; an increase of $2.1 million from the same period in 2011 and an increase of $1.1 million from the first quarter of 2012.

Lending Activity

Total loans increased by $13.9 million from $983.2 million at December 31, 2011 to $997.1 million at June 30, 2012.  Commercial loans increased by $4.2 million, mortgage warehouse loans increased by $7.2 million, consumer loans increased by $3.1 million and residential mortgage loans decreased by $467,000 compared to December 31, 2011 loan levels.

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Pg. 3 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Earnings

The provision for loan losses was $209,000 for the second quarter of 2012, which was $1.1 million less than the provision for the same period of the prior year.  For the first six months of 2012 the provision for loan losses was $2.1 million less than the provision for the same period of the prior year.  The lower provision for loan losses was primarily related to a decrease in charged off loans and improvement in substandard loans.  Substandard loans have decreased $21.9 million since December 31, 2011.

“We anticipate that with the integration of Heartland, the level of substandard loans will increase,” explained Dwight. “Horizon’s approach to substandard loans is to work with the borrowers to achieve a reasonable action plan, if the plan cannot be achieved then Horizon moves to protect the shareholders’ and depositors’ interests to minimize loss.  Horizon believes that with a disciplined approach to problem loan resolution we will also be able to reduce the substandard loans being acquired from Heartland.”

The ratio of allowance for loan losses to total loans decreased to 1.83% as of June 30, 2012 from 1.89% as of December 31, 2011.  The decrease in the ratio was primarily the result of charging off specific reserves previously identified and the reduction in substandard loans.

Non-performing loans totaled $20.8 million on June 30, 2012, down from $21.1 million on March 31, 2012, but up slightly from $20.6 million on June 30, 2011. As a percentage of total loans, non-performing loans were 2.09% on June 30, 2012, similar to 2.10% on March 31, 2012, but down from 2.44% on June 30, 2011.  The drop in the percentage of non-performing loans to total loans is the direct result of the loan growth that occurred over the last twelve months.

Other Real Estate Owned (OREO) totaled $1.0 million on June 30, 2012, up from $803,000 on March 31, 2012, but down significantly from $4.1 million on June 30, 2011. During the quarter, eight properties with a book value of $435,000 as of March 31, 2011 were sold and seven properties with a book value of $696,000 were transferred into OREO. There was one write down of $29,000 during the quarter.  On June 30, 2012, OREO was comprised of 10 properties.  Of these, five totaling $599,000 were commercial loans and five totaling $427,000 were residential real estate loans. Horizon currently has contracts to sell two properties with a book value of $197,000.

Expense Management

Total non-interest expenses were $2.6 million higher in the first six months of 2012 compared to the first six months of 2011 and $1.0 million higher compared to the three months ending March 31, 2012.  Salaries and employee benefits at June 30, 2012 increased $1.7 million compared to the same period in 2011 and was $576,000 higher compared to the three months ending March 31, 2012.  These increases are primarily the result of annual merit pay increases, increase in employee benefits costs and commission and bonus expense for the first six months of 2012.  Also, included in the first six months of 2012’s non-interest expense was $500,000 of transaction expenses related to the transaction with Heartland.

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Pg. 4 cont. Horizon Bancorp Announces Record Quarterly and Six-Month Earnings

Dwight concluded: “We plan to continue to focus on building productivity in every location and department. We expect our expanded presence in Indiana will offer greater visibility for the Horizon franchise, and continued economies of scale.”

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:                 Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280
#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011
Balance sheet:
Total assets	$1,563,265	$1,546,831	$1,547,162	$1,490,810	$1,413,737
Investment securities	441,715	440,601	438,145	441,334	460,449
Commercial loans	356,549	350,463	352,376	345,366	338,439
Mortgage warehouse loans	215,478	213,152	208,299	151,111	75,057
Residential mortgage loans	156,675	155,550	157,141	165,429	163,803
Consumer loans	268,437	269,388	265,377	263,934	261,971
Earning assets	1,460,544	1,451,746	1,447,818	1,391,864	1,316,452
Non-interest bearing deposit accounts	136,979	138,618	130,673	121,483	113,747
Interest bearing transaction accounts	634,907	641,128	538,083	551,597	567,456
Time deposits	273,903	284,875	341,109	316,669	339,073
Borrowings	339,880	310,889	370,111	336,095	230,141
Subordinated debentures	30,722	30,699	30,676	30,653	30,630
Common stockholders' equity	118,112	113,738	108,965	106,180	103,206
Total stockholders’ equity	130,612	126,238	121,465	118,680	121,507

Income statement:	Three months ended
Net interest income	$13,006	$13,198	$13,592	$11,991	$11,463
Provision for loan losses	209	559	838	1,564	1,332
Other income	6,555	5,142	4,999	6,538	4,448
Other expenses	12,180	11,160	13,089	12,313	10,487
Income tax expense	2,262	2,008	1,142	1,235	999
Net income	4,910	4,613	3,522	3,417	3,093
Preferred stock dividend	(106)	(156)	(63)	(710)	(277)
Net income available to common shareholders	$4,804	$4,457	$3,459	$2,707	$2,816

Per share data:
Basic earnings per share	$0.97	$0.90	$0.70	$0.55	$0.57
Diluted earnings per share	0.93	0.88	0.68	0.53	0.56
Cash dividends declared per common share	0.13	0.13	0.12	0.12	0.11
Book value per common share	23.83	22.99	22.02	21.47	20.88
Tangible book value per common share	22.22	21.35	20.37	19.79	19.17
Market value - high	26.60	18.50	17.95	18.90	18.61
Market value - low	$17.64	$17.29	$16.23	$17.31	$17.67
Weighted average shares outstanding - Basic	4,956,358	4,948,573	4,947,696	4,942,695	4,937,750
Weighted average shares outstanding - Diluted	5,152,346	5,065,660	5,050,701	5,064,380	5,065,454

Key ratios:
Return on average assets	1.31%	1.23%	0.93%	0.96%	0.89%
Return on average common stockholders' equity	16.43	15.90	12.74	10.14	11.25
Net interest margin	3.79	3.87	3.95	3.76	3.67
Loan loss reserve to total loans	1.83	1.94	1.89	2.04	2.20
Non-performing loans to loans	2.07	2.11	2.02	2.52	2.44
Average equity to average assets	8.61	8.33	7.96	8.60	8.51
Bank only capital ratios:
Tier 1 capital to average assets	8.76	8.53	8.50	8.89	9.03
Tier 1 capital to risk weighted assets	12.03	11.82	11.86	12.33	13.61
Total capital to risk weighted assets	13.29	13.08	13.12	13.58	14.87

Loan data:
Substandard loans	$35,634	$46,643	$57,489	$58,993	$57,765
30 to 89 days delinquent	3,773	2,932	3,282	4,240	4,903

90 days and greater delinquent - accruing interest	$13	$28	$37	$97	$55
Trouble debt restructures - accruing interest	3,092	3,188	3,540	4,042	4,227
Trouble debt restructures - non-accrual	2,786	2,439	2,198	1,673	1,912
Non-accrual loans	14,925	15,451	14,368	17,799	14,430
Total non-performing loans	$20,816	$21,106	$20,143	$23,611	$20,624

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	June 30	June 30
	2012	2011
Balance sheet:
Total assets	$1,563,265	$1,413,737
Investment securities	441,715	460,449
Commercial loans	356,549	338,439
Mortgage warehouse loans	215,478	75,057
Residential mortgage loans	156,675	163,803
Consumer loans	268,437	261,971
Earning assets	1,460,544	1,316,452
Non-interest bearing deposit accounts	136,979	113,747
Interest bearing transaction accounts	634,907	567,456
Time deposits	273,903	339,073
Borrowings	339,880	230,141
Subordinated debentures	30,722	30,630
Common stockholders' equity	118,112	103,206
Total stockholders’ equity	130,612	121,507

Income statement:	Six months ended
Net interest income	$26,204	$22,530
Provision for loan losses	768	2,880
Other income	11,697	8,762
Other expenses	23,340	20,745
Income tax expense	4,270	1,809
Net income	9,523	5,858
Preferred stock dividend	(263)	(553)
Net income available to common shareholders	$9,260	$5,305

Per share data:
Basic earnings per share	$1.87	$1.07
Diluted earnings per share	1.81	1.05
Cash dividends declared per common share	0.26	0.23
Book value per common share	23.83	20.88
Tangible book value per common share	22.22	19.17
Market value - high	26.60	19.46
Market value - low	$17.29	$17.47
Weighted average shares outstanding - Basic	4,952,466	4,930,887
Weighted average shares outstanding - Diluted	5,116,180	5,069,187

Key ratios:
Return on average assets	1.27%	0.85%
Return on average common stockholders' equity	16.13	10.91
Net interest margin	3.84	3.62
Loan loss reserve to total loans	1.83	2.20
Non-performing loans to loans	2.07	2.44
Average equity to average assets	8.46	8.34
Bank only capital ratios:
Tier 1 capital to average assets	8.76	9.03
Tier 1 capital to risk weighted assets	12.03	13.61
Total capital to risk weighted assets	13.29	14.87

Loan data:
Substandard loans	$35,634	$57,765
30 to 89 days delinquent	3,773	4,903

90 days and greater delinquent - accruing interest	$13	55
Trouble debt restructures - accruing interest	3,092	4,227
Trouble debt restructures - non-accrual	2,786	1,912
Non-accrual loans	14,925	14,430
Total non-performing loans	$20,816	$20,624

HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011
Commercial	$7,766	$8,435	$8,017	$8,151	$7,078
Real estate	2,946	3,025	2,472	2,457	1,710
Mortgage warehousing	1,695	1,694	1,695	1,477	1,516
Consumer	5,967	6,258	6,698	7,025	8,282
Unallocated	-	-	-	-	-
Total	$18,374	$19,412	$18,882	$19,110	$18,586

Net Charge-offs
(Dollars in Thousands, Unaudited)
	Three months ended
	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011
Commercial	$278	$(332)	$111	$269	$366
Real estate	113	59	118	86	659
Mortgage warehousing	-	-	-	-	-
Consumer	856	302	837	685	811
Total	$1,247	$29	$1,066	$1,040	$1,836

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011
Commercial	$8,796	$9,035	$7,958	$12,094	$9,613
Real estate	8,595	8,669	8,496	7,201	6,983
Mortgage warehousing	-	-	-	-	-
Consumer	3,425	3,402	3,689	4,316	4,028
Total	$20,816	$21,106	$20,143	$23,611	$20,624

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	June 30	March 31	December 31	September 30	June 30
	2012	2012	2011	2011	2011
Commercial	$688	$94	$1,092	$1,087	$1,414
Real estate	338	709	1,708	2,478	2,679
Mortgage warehousing	-	-	-	-	-
Consumer	43	86	49	90	16
Total	$1,069	$889	$2,849	$3,655	$4,109

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2012			June 30, 2011
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$1,348	$1	0.30%	$14,529	$5	0.14%
Interest-earning deposits	1,908	1	0.21%	8,333	5	0.24%
Investment securities - taxable	349,118	2,244	2.59%	351,596	2,776	3.17%
Investment securities - non-taxable (1)	105,822	950	5.01%	112,279	1,035	5.28%
Loans receivable (2)(3)(4)	961,174	13,327	5.58%	814,581	11,891	5.86%
Total interest-earning assets (1)	1,419,370	16,523	4.79%	1,301,318	15,712	4.98%

Noninterest-earning assets
Cash and due from banks	15,913			15,476
Allowance for loan losses	(19,295)			(19,089)
Other assets	95,472			96,056

	$1,511,460			$1,393,761

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$924,464	$1,526	0.66%	$893,836	$2,195	0.98%
Borrowings	278,357	1,519	2.19%	224,864	1,600	2.85%
Subordinated debentures	31,446	472	6.04%	31,446	454	5.79%
Total interest-bearing liabilities	1,234,267	3,517	1.15%	1,150,146	4,249	1.48%

Noninterest-bearing liabilities
Demand deposits	133,848			115,659
Accrued interest payable and
other liabilities	13,269			9,297
Shareholders' equity	130,076			118,659

	$1,511,460			$1,393,761

Net interest income/spread		$13,006	3.64%		$11,463	3.50%

Net interest income as a percent
of average interest earning assets (1)			3.79%			3.67%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loans fees.
(4)	Loan fees and late fees included in interest on loans.

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2012			June 30, 2011
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets
Federal funds sold	$3,340	$4	0.24%	$38,740	$44	0.23%
Interest-earning deposits	2,159	2	0.19%	5,771	6	0.21%
Investment securities - taxable	346,645	4,554	2.64%	326,790	5,236	3.23%
Investment securities - non-taxable (1)(2)	106,857	1,930	5.19%	113,281	2,078	5.07%
Loans receivable (2)(3)(4)	956,701	26,859	5.65%	817,468	23,779	5.88%
Total interest-earning assets (1)	1,415,702	33,349	4.86%	1,302,050	31,143	4.95%

Noninterest-earning assets
Cash and due from banks	15,849			15,039
Allowance for loan losses	(19,355)			(19,077)
Other assets	95,986			96,513

	$1,508,182			$1,394,525

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$916,889	$3,165	0.69%	$898,635	$4,532	1.02%
Borrowings	285,981	3,038	2.14%	226,161	3,177	2.83%
Subordinated debentures	31,446	942	6.02%	31,446	904	5.80%
Total interest-bearing liabilities	1,234,316	7,145	1.16%	1,156,242	8,613	1.50%

Noninterest-bearing liabilities
Demand deposits	132,813			112,618
Accrued interest payable and
other liabilities	13,387			9,390
Shareholders' equity	127,666			116,275

	$1,508,182			$1,394,525

Net interest income/spread		$26,204	3.69%		$22,530	3.45%

Net interest income as a percent
of average interest earning assets (1)			3.84%			3.62%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loans fees.
(4)	Loan fees and late fees included in interest on loans.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	June 30	December 31
	2012	2011
	(Unaudited)
Assets
Cash and due from banks	$23,743	$20,447
Investment securities, available for sale	435,615	431,045
Investment securities, held to maturity	6,100	7,100
Loans held for sale	9,300	14,090
Loans, net of allowance for loan losses of $18,374 and $18,882	978,765	964,311
Premises and equipment	35,980	34,665
Federal Reserve and Federal Home Loan Bank stock	12,390	12,390
Goodwill	5,910	5,910
Other intangible assets	2,072	2,292
Interest receivable	6,685	6,671
Cash value life insurance	30,649	30,190
Other assets	16,056	18,051
Total assets	$1,563,265	$1,547,162
Liabilities
Deposits
Non-interest bearing	$136,979	$130,673
Interest bearing	908,810	879,192
Total deposits	1,045,789	1,009,865
Borrowings	339,880	370,111
Subordinated debentures	30,722	30,676
Interest payable	911	596
Other liabilities	15,351	14,449
Total liabilities	1,432,653	1,425,697
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, $.01 par value, $1,000 liquidation value
Authorized, 1,000,000 Series B shares
Issued 12,500 and 12,500 shares	12,500	12,500
Common stock, $.3333 stated value
Authorized, 22,500,000 shares
Issued, 5,002,517 and 4,967,196 shares
Outstanding, 4,957,347 and 4,947,696 shares	1,135	1,126
Additional paid-in capital	10,853	10,610
Retained earnings	97,349	89,387
Accumulated other comprehensive income	8,775	7,842
Total stockholders’ equity	130,612	121,465
Total liabilities and stockholders’ equity	$1,563,265	$1,547,162

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$13,327	$11,891	$26,859	$23,779
Investment securities
Taxable	2,246	2,786	4,560	5,286
Tax exempt	950	1,035	1,930	2,078
Total interest income	16,523	15,712	33,349	31,143
Interest Expense
Deposits	1,526	2,195	3,165	4,532
Borrowed funds	1,519	1,600	3,038	3,177
Subordinated debentures	472	454	942	904
Total interest expense	3,517	4,249	7,145	8,613
Net Interest Income	13,006	11,463	26,204	22,530
Provision for loan losses	209	1,332	768	2,880
Net Interest Income after Provision for Loan Losses	12,797	10,131	25,436	19,650
Other Income
Service charges on deposit accounts	763	825	1,475	1,620
Wire transfer fees	213	137	395	245
Interchange fees	714	639	1,342	1,184
Fiduciary activities	982	932	1,957	1,895
Gain on sale of securities	-	365	-	639
Gain on sale of mortgage loans	3,411	1,308	5,685	1,841
Mortgage servicing income net of impairment	170	99	260	863
Increase in cash surrender value of bank owned life insurance	235	211	460	416
Other income	67	(68)	123	59
Total other income	6,555	4,448	11,697	8,762
Other Expenses
Salaries and employee benefits	6,539	5,470	12,502	10,831
Net occupancy expenses	976	1,039	2,030	2,120
Data processing	603	494	1,129	901
Professional fees	583	331	1,117	680
Outside services and consultants	526	386	997	767
Loan expense	866	694	1,568	1,456
FDIC insurance expense	250	303	507	690
Other losses	162	246	192	277
Other expenses	1,675	1,524	3,298	3,023
Total other expenses	12,180	10,487	23,340	20,745
Income Before Income Tax	7,172	4,092	13,793	7,667
Income tax expense	2,262	999	4,270	1,809
Net Income	4,910	3,093	9,523	5,858
Preferred stock dividend and discount accretion	(106)	(277)	(263)	(553)
Net Income Available to Common Shareholders	$4,804	$2,816	$9,260	$5,305
Basic Earnings Per Share	$0.97	$0.57	$1.87	$1.08
Diluted Earnings Per Share	0.93	0.56	1.81	1.05